BlackRock Series Fund, Inc. (the "Registrant")


77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Articles of Amendment, dated June 5, 2017, and filed with the State Department of Assessments and Taxation of the State of Maryland.


Exhibit 77Q1(a)

BLACKROCK SERIES FUND, INC.

ARTICLES OF AMENDMENT


  BLACKROCK SERIES FUND, INC., a Maryland corporation (the
"Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

  FIRST:  Pursuant to Section 2-605 of the Maryland General
Corporation Law (the "MGCL"), the charter of the Corporation
(the "Charter") is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series
New Name of Series

BlackRock Large Cap Core Portfolio
BlackRock Advantage Large Cap Core Portfolio

      SECOND: The amendment to the Charter that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

      THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: As amended hereby, the Charter shall remain in full force and effect.

      FIFTH: These Articles of Amendment shall be effective as of the 12th day of June 2017.

[Remainder of Page Intentionally Left Blank]














      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 5 day of June, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:  BLACKROCK SERIES FUND, INC.



/s/ Ben Archibald_     By:/s/ John M. Perlowski___
Ben Archibald         John M. Perlowski
Secretary            President and Chief Executive Officer